Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hutchison China MediTech Limited of our report dated March 1, 2016 relating to the consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited, which appears in Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333- 207447) filed on March 4, 2016.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

July 6, 2016